UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, Viasat, Inc. (“Viasat”) announced the appointment of Guru Gowrappan as Viasat’s President. Mr. Gowrappan has agreed to commence his employment with Viasat on April 13, 2023. Richard Baldridge had previously served as President prior to his appointment as Vice Chairman on July 1, 2022.

Mr. Gowrappan, 42, is a co-founder of Bali Venture Partners, a privately held company that invests in early and growth stage enterprises. From October 2018 until September 2021, Mr. Gowrappan served as CEO of Verizon Media Group, the media division of Verizon Communications, Inc. He joined Verizon in April 2018 as President and Chief Operating Officer of Oath, Inc. From 2015 until joining Verizon in 2018, he held the position of Global Managing Director at the Alibaba Group, a multinational e-commerce company. Previously, Mr. Gowrappan served as Chief Operating Officer at Quixey, a mobile technology company, and Chief Operating Officer for Growth and Emerging Initiatives at Zynga Inc. Mr. Gowrappan currently serves on the boards of Bank of New York Mellon Corp (NYSE: BK) and Water.org (a global nonprofit focused on access to safe water and sanitation). Mr. Gowrappan earned an M.S. in Computer Science from the University of Southern California and completed the Business Bridge Program with the Tuck School of Business at Dartmouth College. He also holds a bachelor’s degree from the University of Madras in Chennai, India.

In connection with his appointment, Mr. Gowrappan will receive an annual base salary of $1,000,000 and an annual target bonus of 140% of his base salary. Mr. Gowrappan will also be granted a restricted stock unit award with an approximate grant value of $7,250,000 and a performance stock option award with an approximate grant value (at “target” performance levels) of $7,750,000. The restricted stock unit award vests in four equal installments over the course of four years measured from the grant date, and the performance stock option award vests in part upon Mr. Gowrappan’s continued service with Viasat over a four-year period following the grant date, and in part on a comparison of Viasat’s total shareholder return (“TSR”) relative to the TSR of the companies in the S&P Mid Cap 400 Index over a four-year period. The number of options that will ultimately become vested and exercisable at the end of the four-year performance period will range from 0% to 175% of the target number of options based on Viasat’s relative TSR ranking for such period. The performance-based stock options must be vested under both the time-based vesting schedule and the performance-based vesting conditions to become exercisable. In addition, Mr. Gowrappan will receive a one-time relocation bonus in the amount of $1,000,000, which is subject to full repayment by Mr. Gowrappan if he resigns from Viasat within 365 days of his start date and 50% repayment if he resigns between 366 and 730 days of his start date.

Also in connection with his appointment, Mr. Gowrappan and Viasat have entered into a Severance Agreement, a Change in Control Severance Agreement and an amendment to the Change in Control Severance Agreement (the “Amendment to Change in Control Severance Agreement”). The Change in Control Severance Agreement and Amendment to Change in Control Severance Agreement entered into with Mr. Gowrappan are in the forms previously entered into by Viasat with each of its executive officers.

Pursuant to the Severance Agreement, in the event that Mr. Gowrappan’s employment is terminated by Viasat without “cause” or by Mr. Gowrappan with “good reason” (each as defined in the Severance Agreement), in either case, outside of the Change of Control Period (as defined below), he will receive (i) a lump sum cash payment equal to his annual base salary plus his target annual bonus, (ii) continuation of health and other benefits for a period of 18 months following the date of his termination, and (iii) accelerated vesting of any outstanding equity awards that would have vested in accordance with the terms of the applicable award agreements during the 12 months following the date of his termination.

Pursuant to the Change in Control Severance Agreement, in the event that Mr. Gowrappan’s employment is terminated by Viasat without “cause” or Mr. Gowrappan resigns for “good reason,” in either case, within the two months prior to or 18 months following a “change in control” of Viasat (the “Change in Control Period”) (as each term is defined in the Change in Control Severance Agreement), Mr. Gowrappan shall be entitled to receive (i) a lump sum cash payment equal to 2.0 times the sum of his annual base salary and target annual bonus, (ii) continuation of health and other benefits for a period of 18 months following the date of his termination, and (iii) full vesting of any outstanding equity awards. The Amendment to Change in Control Severance Agreement broadens the definition of a “change in control” of Viasat to include the consummation of the Inmarsat Transaction.

Additionally, Mr. Gowrappan and Viasat have entered into Viasat’s customary indemnification agreement, in which Viasat has agreed to indemnify, and to advance expenses on behalf of, Mr. Gowrappan to the fullest extent permitted by applicable law.

Mr. Gowrappan has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by Viasat to become a director or executive officer. There has been no transaction since the beginning of Viasat’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which Viasat is or was a participant and in which Mr. Gowrappan or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

A copy of the press release announcing Mr. Gowrappan’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preceding description of the Severance Agreement, Change in Control Severance Agreement and Amendment to Change in Control Severance Agreement with Mr. Gowrappan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of which will be filed as an exhibit to Viasat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 to be filed with the SEC, the form of Change in Control Severance Agreement, a copy of which has been previously filed as Exhibit 10.1 to Viasat’s Current Report on Form 8-K filed with the SEC on August 4, 2010, and the form of Amendment to Change in Control Severance Agreement, a copy of which has been previously filed as Exhibit 10.12.1 to Viasat’s Annual Report on Form 10-K filed with the SEC on May 31, 2022, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated April 13, 2023, issued by Viasat, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	VIASAT, INC.

	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel